Exhibit 32

Written Statement of Chief Executive Officer and

Chief Financial Officer Pursuant to Rule 13a-14(b) or Rule 15d-14(b)

under the Securities Exchange Act of 1934 and 18 U.S.C. 1350

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of PAETEC Holding Corp., hereby certifies that, on the date hereof:

1. the annual report on Form 10-K/A of PAETEC Holding Corp. for the year ended December 31, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PAETEC Holding Corp.

Date: April 12, 2011	/s/ ARUNAS A. CHESONIS
Arunas A. Chesonis
Chairman of the Board, President and Chief Executive Officer

Date: April 12, 2011	/s/ KEITH M. WILSON
Keith M. Wilson
Executive Vice President and Chief Financial Officer